Exhibit 99.1

EnerSys Announces Agreement to Acquire the Alpha Technologies Group of Companies, Creating the Only Complete Power Solution Provider for Broadband, Telecom and Energy Storage Systems
Highlights

•	$750 million acquisition combines world-class complementary portfolios, creating only fully integrated DC power solutions provider

•	Expands footprint in broadband and telecom markets exposed to favorable growth trends: 5G, DOCSIS3.1, and FTTx
•	Diversifies revenue and meaningfully expands EnerSys' total addressable market to +$20B
•	Combined R&D innovation engine accelerates product leadership
•	Upon closing, adds ~ $600 million in annualized revenue
•	Over $25 million in identified run-rate synergies

READING, Pa., October 29, 2018 /PRNewswire/ -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced that it has entered into an agreement to acquire all issued and outstanding shares and certain assets of select entities belonging to the Alpha Technologies group of companies ("Alpha").
Based in Bellingham, Washington, Alpha is a global industry leader in the comprehensive commercial-grade energy solutions for broadband, telecom, renewable, industrial and traffic customers around the world.  Alpha generated $591 million in revenue for the twelve months ending June 30, 2018 and adjusted EBITDA of $67 million, or 11% adjusted EBITDA margin. The transaction enterprise value is 11.1x Alpha's LTM adjusted EBITDA (pre-synergies) and 8.1x adjusted EBITDA, including run-rate synergies, which is in line with prevailing industry multiples.
The total acquisition consideration is $750 million, which consists of $650 million in cash, with the remaining $100 million in either cash or EnerSys (ENS) shares, depending on the average share price prior to closing. The cash consideration will be funded using cash, existing credit facilities and new debt while ENS shares will come from treasury stock. The equity component of total consideration may be decreased (and the cash component correspondingly increased) (i) at the election of Alpha if the closing VWAP is greater than $95.00, or (ii) at the election of the EnerSys if the closing VWAP is less than $65.00.
 "We are excited to announce the acquisition of Alpha Group, which will enable EnerSys to provide our customers with fully-integrated direct current products and solutions that will ease their equipment deployment process," said David M. Shaffer, President and Chief Executive Officer of EnerSys. "With Alpha, we hope to gain immediate scale, diversify our served end-markets and increase our exposure to industries with attractive secular growth dynamics. We believe that our significantly expanded product portfolio across the broadband, telecom, renewable and industrial markets, and our integrated solutions approach with systems, software and services will uniquely position us to better serve our customers across all end markets and drive innovation. We look forward to welcoming the Alpha organization to the EnerSys family."

Shaffer continued, stating "this transaction will significantly strengthen EnerSys' competitive position, both in the current market as well as over the long term. We look forward to combining the strengths of our businesses and the potential to capitalize on the benefits inherent in this transaction to deliver enhanced value to our shareholders."
The transaction is predicted to generate annual run-rate synergies in excess of $25 million to EnerSys and to be accretive to EnerSys' earnings, excluding any one-time or acquisition related costs. The transaction is predicted to close in the next thirty (30) to sixty (60) days, subject to the satisfaction of customary closing conditions.
EnerSys retained Goldman Sachs & Co. and Evercore as financial advisors and Holland & Knight LLP and Reed Smith LLP as legal advisors on the transaction. Alpha retained William Blair as financial advisor and Baker McKenzie as legal advisor.
EnerSys will host a conference call to discuss the transaction at 8:30 a.m. Eastern Time, which will be hosted by David M. Shaffer, Michael J. Schmidtlein, Chief Financial Officer and Drew Zogby, President of Alpha.
A live webcast of the conference call will be available on Enersys' website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link the evening before the conference call. There will be a free download of a compatible media player available at http://www.enersys.com.
The conference call information is as follows:
Date:	October 30, 2018
Time:	8:30 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	9589985

Additionally, EnerSys' management affirmed its second quarter guidance for non-GAAP adjusted net earnings per diluted share, previously reported on August 8, 2018, of between $1.14 to $1.18, which excludes (as previously communicated) an expected charge of $0.06 from restructuring programs, ERP system implementation and acquisition expenses.  A further discussion of second quarter results and outlook will take place on November 8, 2018, in connection with EnerSys' previously announced earnings call.

Caution Concerning Forward-Looking Statements
This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding EnerSys' future plans, objectives, performance, revenues, growth, profits, operating expenses or EnerSys' underlying assumptions. The words "may," "would," "should," "could," "will," "likely," "possibly," "expect," "anticipate," "intend," "indicate," "estimate," "target," "potentially," "promising," "probably," "outlook," "predict," "contemplate," "continue," "plan," "forecast," "project," "are hopeful," "are optimistic," "are looking," "are looking forward" and "believe" or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that EnerSys' actual future results or performance may be materially different.
Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and our business and financial condition and results of operations could be materially and adversely affected. In addition to factors previously disclosed in EnerSys' reports filed with the U.S. Securities and Exchange Commission (the "SEC"), such factors include, among others, that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that prior to the completion of the transaction or thereafter, the EnerSys' or the acquired companies' respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies' customers to the transaction; diversion of management time on acquisition-related issues; the integration of acquired business with EnerSys may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved.  All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. EnerSys does not undertake to update forward-looking statements.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy.  The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. No undue reliance should be placed on any forward-looking statements.
For a complete discussion of the assumptions, risks and uncertainties related to EnerSys' business, you are encouraged to review its filings with the SEC, including the most recent Annual Report on Form 10-K, as updated by quarterly or other reports subsequently filed with the SEC.

About EnerSys
EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.EnerSys.com
About the Alpha Technologies Group of Companies
Additional information regarding Alpha can be found at www.Alpha.com. For more information about the Alpha acquisition, please contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA, by telephone at 610-236-4040 or by emailing investorrelations@enersys.com.